Exhibit 10.1

SPONSOR AGREEMENT

This Sponsor Agreement (this “Agreement”) is dated as of June 17, 2021, by and among Leo Investors III LP, a Cayman Islands exempted limited partnership (the “Sponsor”), Lori Bush (“Bush”), Mary E. Minnick (“Minnick”), Mark Masinter (“Masinter”), Scott Flanders (“Flanders”), Imran Khan (“Khan”) and Scott McNealy (“McNealy” and, together with Bush, Minnick, Masinter, Flanders, Khan and the Sponsor, the “Sponsor Parties”), Leo Holdings III Corp, a Cayman Islands exempted company (“Parent”) and Local Bounti Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, (i) the Sponsor is the holder of record (any such holder, a “Holder”) of 6,770,000 Parent Class B Ordinary Shares (the “Leo Investors Shares”), (ii) Bush is the Holder of 20,000 Parent Class B Ordinary Shares (the “Bush Shares”), (iii) Minnick is the Holder of 20,000 Parent Class B Ordinary Shares (the “Minnick Shares”), (iv) Masinter is the Holder of 20,000 Parent Class B Ordinary Shares (the “Masinter Shares”), (v) Flanders is the Holder of 15,000 Parent Class B Ordinary Shares (the “Flanders Shares”), (vi) Khan is the Holder of 15,000 Parent Class B Ordinary Shares (the “Khan Shares”) and (vii) McNealy is the Holder of 15,000 Parent Class B Ordinary Shares (the “McNealy Shares” and, together with the Bush Shares, the Minnick Shares, the Masinter Shares, the Flanders Shares, the Khan Shares and the Leo Investors Shares, the “Sponsor Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent has entered into an Agreement and Plan of Merger with the Company, Longleaf Merger Sub, Inc., a Delaware corporation (“Merger Sub I”) and Longleaf Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), dated as of the date hereof (as amended or modified from time to time in accordance with the terms of such agreement, the “Merger Agreement”), pursuant to which, among other things, immediately prior to the Closing, Parent shall domesticate as a Delaware corporation (the “Domestication”) and, at the Effective Time, Merger Sub I will merge with and into the Company pursuant to the Merger Agreement upon the terms and subject to the conditions set forth therein, with the Company surviving as a Subsidiary of Parent (the “First Merger”), and immediately following the consummation of the First Merger, the Company will merge with and into Merger Sub II pursuant to the Merger Agreement upon the terms and subject to the conditions set forth therein, with Merger Sub II being the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement and immediately prior to the Domestication, but contingent upon the occurrence of the Closing, the Sponsor Parties desire to waive any adjustment to the conversion ratio set forth in Article 17 of the Parent Governing Documents and any rights to other anti-dilution protections with respect to the rate that all of Parent Class B Ordinary Shares held by such Sponsor Party convert into Parent Common Stock in connection with the PIPE Financing, the Business Combination and the transactions contemplated by the Merger Agreement (the “Waiver”).

WHEREAS, in connection with the Domestication and contingent upon the occurrence of the Closing, as a result of the Waiver, each Sponsor Share held by the Sponsor Parties as set forth opposite their respective names on Schedule I hereto under the header “Total Parent Class B Ordinary Shares Held” will automatically be converted into one share of Parent Common Stock as set forth opposite their respective names on Schedule I hereto under the header “Total Parent Common Stock Held” (the “Automatic Conversion”);

WHEREAS, as an inducement to the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

APPROVAL OF TRANSACTION PROPOSALS; COMPETING PROPOSALS; WAIVER OF ANTI-DILUTION PROTECTION

Section 1.1    Unless the Merger Agreement is terminated, each Sponsor Party (solely with respect to itself, himself or herself and not with respect to any other Sponsor Party) hereby unconditionally and irrevocably agrees to, at the Parent Shareholder Meeting (or any adjournment or postponement thereof), be present in person or by proxy and vote, or cause to be voted at such meeting, all Sponsor Shares entitled to vote thereon (x) in favor of the Transaction Proposals and any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Parent, and (y) against the approval of any merger, purchase of all or substantially all of the Company’s assets or other business combination transaction (other than the Merger Agreement and the Transaction Proposals) or a Parent Competing Transaction or against any proposal, action or agreement that would (i) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Mergers, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Parent, Merger Sub I or Merger Sub II under the Merger Agreement or (iii) result in any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled.

Section 1.2    Subject to the terms and conditions of this Agreement, Parent and each of the Sponsor Parties agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable law to consummate and make effective the transactions contemplated by this Agreement. Parent and each of the Sponsor Parties shall not enter into any agreement that would restrict, limit or interfere with the performance of such Sponsor Party’s obligations hereunder.

Section 1.3    Each Sponsor Party acknowledges that they have had the opportunity to read the Merger Agreement and have had the opportunity to consult with their tax and legal advisors. Each Sponsor Party agrees to be bound by and comply with Section 5.18(b) (Exclusivity) of the Merger Agreement (and any relevant definitions contained in such Section) as if such Sponsor Party had the same restrictions as Parent, Merger Sub I or Merger Sub II under such provisions.

Section 1.4    Immediately prior to the Domestication, but conditioned on the occurrence of the Closing in accordance with the Merger Agreement, each Sponsor Party hereby, automatically and without any further action by such Sponsor Party or the Company, irrevocably waives any adjustment to the conversion ratio set forth in Article 17 of the Parent Governing Documents and any rights to other anti-dilution protections with respect to the rate that all of Parent Class B Ordinary Shares held by such Sponsor Party convert into Parent Common Stock in connection with the PIPE Financing, the Business Combination and the transactions contemplated by the Merger Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1    Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the termination of the Merger Agreement in accordance with Article VIII thereof. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof. This Section 2.1 and Article II of this Agreement shall survive the termination of this Agreement.

Section 2.2    Amendment and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent, the Company and each Sponsor Party to the extent such Sponsor Party holds Sponsor Shares No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the party against which such waiver is to be enforced. No waiver by any party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

Section 2.3    Assignment; Third Party Beneficiaries. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto, other than in respect of the dissolution of the Sponsor to the members of the Sponsor in receipt of Sponsor Shares as a result thereof. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties and such permitted assigns, any legal or equitable rights hereunder. Each party shall be entitled to enforce the terms of this Agreement and exercise any remedies for breaches by any other party of, or failure of any other party to perform, this Agreement, including without limitation injunctive or other equitable relief or an Order of specific performance (or any other equitable remedy) to enforce the terms hereof and to prevent breaches of this Agreement, in addition to any other remedy at law or in equity, and shall not be required to provide any bond or other security in connection with any such Order or injunctive relief.

Section 2.4    Notices. All notices, requests, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or by e-mail, (b) on the next Business Day when sent by overnight courier or (c) on the second (2nd) succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

Notices to Parent prior to the Closing:	with a copy to (which shall not constitute notice):

Leo Holdings III Corp	Kirkland & Ellis LLP
21 Grosvenor Place	601 Lexington Avenue
London SW1X 7HF, United Kingdom	New York, NY 10022
Attention: Lyndon Lea	Attention: Christian O. Nagler
Robert Darwent	Damon R. Fisher, P.C.
Edward Forst	Michael Taufner
E-mail: lea@leo.holdings	Jennifer Yapp
darwent@leo.holdings	E-mail: christian.nagler@kirkland.com
forst@leo.holdings	damon.fisher@kirkland.com
michael.taufner@kirkland.com
jennifer.yapp@kirkland.com

Notices to the Company (or the Surviving Company):	with a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP
Local Bounti Corporation	1000 Marsh Rd.
220 W Main St,	Menlo Park, CA 94025
Hamilton, MT 59840	Attention: Matthew Gemello
Attention: Travis M. Joyner	Albert Vanderlaan
Craig Hurlbert	Email: mgemello@orrick.com
E-mail: travis@localbounti.com	avanderlaan@orrick.com
craig@localbounti.com

Notices to the Sponsor:	with a copy to (which shall not constitute notice):

Leo Investors III LP	Kirkland & Ellis LLP
21 Grosvenor Place	601 Lexington Avenue
London SW1X 7HF	New York, NY 10022
United Kingdom	Attention: Christian O. Nagler
Attention: Simon Brown	Damon R. Fisher, P.C.
E-mail: brown@leo.holdings	Brooks W. Antweil
Jennifer Yapp
E-mail: christian.nagler@kirkland.com
damon.fisher@kirkland.com
brooks.antweil@kirkland.com
jennifer.yapp@kirkland.com

Notices to Bush, Minnick	with a copy to (which shall not constitute notice):
Masinter, Flanders, Khan and McNealy:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Address on file with the Sponsor	Attention: Christian O. Nagler
Damon R. Fisher, P.C.
Brooks W. Antweil
Jennifer Yapp
E-mail: christian.nagler@kirkland.com
damon.fisher@kirkland.com
brooks.antweil@kirkland.com
jennifer.yapp@kirkland.com

All such notices, requests, demands, waivers and other communications shall be deemed received upon (i) actual receipt thereof by the addressee, or (ii) actual delivery thereof to the appropriate address.

Section 2.5    Entire Agreement. This Agreement and the exhibits and schedule hereto constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 2.6    Miscellaneous. The provisions of Sections 9.3 (Severability), 9.7 (Consent to Jurisdiction), 9.10 (Governing Law), 9.11 (Specific Performance), 9.13 (Counterparts), 9.18 (Interpretation) and 9.20 (Trust Account Waiver) of the Merger Agreement shall apply mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Parent, the Company and each Sponsor Party have duly executed this Agreement as of the date first written above.

PARENT:

LEO HOLDINGS III CORP

By:	/s/ Lyndon Lea
Name:	Lyndon Lea
Title:	President and Chief Executive Officer

[Signature Page to Sponsor Agreement]

COMPANY:

LOCAL BOUNTI CORPORATION

By:	/s/ Craig Hurlbert
Name:	Craig Hurlbert
Title:	Chief Executive Officer

[Signature Page to Sponsor Agreement]

SPONSOR PARTIES:

LEO INVESTORS III LP

By: Leo Investors GP II Ltd., its general partner

By:	/s/ Simon Brown
Name:	Simon Brown
Title:	Director

/s/ Lori Bush
Lori Bush

/s/ Mary E. Minnick
Mary E. Minnick

/s/ Mark Masinter
Mark Masinter

/s/ Scott Flanders
Scott Flanders

/s/ Imran Khan
Imran Khan

/s/ Scott McNealy
Scott McNealy